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                                                                    EXHIBIT 23.1

CONSENT OF BDO AUDIBERIA AUDITORES

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076) and Form S-3 (File No. 333-40936) of Private Media Group, Inc. of our report dated March 26, 2003, with respect to the consolidated financial statements of Private Media Group, Inc. as of December 31, 2002, and for the year then ended, which report appears in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2002.

Barcelona, Spain

March 28, 2003

BDO Audiberia Auditores


/s/ BDO Audiberia Auditores
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